UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, Scott Sewell, Vice President, Worldwide Sales, informed Everspin Technologies, Inc. (the “Company”) that he will be leaving the Company effective April 28, 2017. He will be succeeded by Annie Flaig in the position of Senior Vice President, Worldwide Sales of the Company. Ms. Flaig, age 46, most recently served as Vice President of SanDisk Corporation from 2015 to 2016, where she led Channel, OEM, Systems Integrator and ISV partners to deliver intelligent flash storage systems and software. From 2012 to 2015, Ms. Flaig served as Vice President, Americas Sales and Marking at HGST, Inc. a subsidiary of Western Digital Corporation, where she was responsible for leading sales teams focused on Tier One Global Cloud, Storage, Server and Consumer Electronics OEMs. Her duties also included the Americas Channel focused on the distribution channel servicing OEMs, System Integrators, VARs, DMRs, eTail, and Brick and Mortar customers. From 1992 to 2012, Ms. Flaig served in various sales roles at Advanced Micro Devices, Inc., most recently as Corporate Vice President, Worldwide Enterprise and Commercial Solutions Sales. Ms. Flaig holds a B.S. in Marketing from Santa Clara University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: May 3, 2017

	By:	/s/ Phillip LoPresti
Phillip LoPresti
President and Chief Executive Officer